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                                                                    Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-35025) pertaining to the 1992 Stock Option Plan of Adaptive Broadband Corporation of our report dated July 23, 1999, with respect to the consolidated financial statements of Adaptive Broadband Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1999 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



Palo Alto, California
March 24, 2000